Exhibit 10.6

TRADEMARK LICENSE AGREEMENT

BY AND BETWEEN

EMERGENT BIOSOLUTIONS INC.

AND

APTEVO THERAPEUTICS INC.

DATED AS OF [•], 2016

TRADEMARK LICENSE AGREEMENT

This TRADEMARK LICENSE AGREEMENT (“Agreement”), effective as of [            ], 2016 (the “Effective Date”), is by and between Emergent BioSolutions, Inc., a corporation organized under the laws of Delaware and having its corporate head office located at 400 Professional Drive, Suite 400, Gaithersburg, MD 20879 (“Emergent”), and Aptevo Therapeutics, Inc., a corporation organized under the laws of Delaware and having its principal place of business at 2401 4th Ave. Suite 1050, Seattle, WA 98121 (“Aptevo”). Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meaning set forth in the Separation and Distribution Agreement (“SDA”), or, if not therein, in the Transition Services Agreement (“TSA”), or, if not therein, in the Product License Agreement (“PLA”), or, if not therein, in the Manufacturing Services Agreement (“MSA”) or, if not therein, in the Canadian Distributor Agreement (“CDA”), each dated as of the date hereof, by and between Emergent and Aptevo, each as may be amended.

WHEREAS, Aptevo and Emergent have entered into the SDA, TSA, PLA, MSA and CDA; and

WHEREAS, in connection with the foregoing, Emergent desires to grant to Aptevo a limited license to use certain Licensed Marks (as defined below) and certain other materials and content;

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and of good and valuable consideration, it is agreed by and between the Parties as follows:

ARTICLE I

DEFINITIONS

For the purpose of this Agreement, the following terms shall have the following meanings.

“Licensed Marks” means, (i) all Trademarks of Emergent or the applicable members of the Emergent Group that are present on the Packaging Inventory or the Marketing Inventory, and (ii) with respect to any country in the Territory, such Trademarks of Emergent or applicable members of the Emergent Group as are required by the relevant Governmental Authority to be present on the Packaging Materials for Products within such country as a result of such Products being Manufactured by Emergent or a member of the Emergent Group under the MSA or distributed by Emergent or a member of the Emergent Group under the CDA, during the term of each such agreement respectively.

“Marketing Inventory” means the physical inventory of the printed materials used in the ordinary course of business to market the Products as of the Effective Time, which physical inventory is assigned to Aptevo as part of the Distribution.

“New Marketing Materials” means any printed materials used in the ordinary course of business to market the Products that do not include any of the Licensed Marks or any other Trademarks of Emergent or any member of the Emergent Group.

“New Packaging Materials” means the packaging materials for any of the Products, including product labels, packaging inserts, external packaging and similar materials, that do not include any of the Licensed Marks or any other Trademarks of Emergent or any member of the Emergent Group.

“Over-Labeling Country” means a country in the Territory where (i) Aptevo relies on Packaging Materials approved by the relevant Governmental Authority in Canada to satisfy the regulatory requirements of the relevant Governmental Authority in such country to sell, offer to sell and otherwise commercialize the Products, and (ii) such Governmental Authority in such country requires an additional label to be placed on the Packaging Materials identifying the manufacturer of the Product, which additional label is required to contain a Licensed Mark.

“Packaging Inventory” means the physical inventory of the Packaging Materials as of the Effective Time, which physical inventory (i) is assigned to Aptevo as part of the Distribution and (ii) has already been used to package Products for entry into the stream of commerce.

“Packaging Materials” means the packaging materials for any of the Products, including product labels, packaging inserts, external packaging and similar materials.

“Product” has the meaning set forth in the PLA, except that solely for the purposes of this Agreement, the IXINITY product is a Product.

“Territory” means the world.

ARTICLE II

LICENSE

2.1 Emergent Trademark License Grant and Restrictions.

(a) Packaging Inventory and Marketing Inventory. Subject to the terms and conditions of this Agreement, Emergent hereby grants to Aptevo and the other members of the Aptevo Group a non-exclusive, royalty-free, sublicensable (on written notice to Emergent, provided that the sublicensee complies with all applicable terms of this Agreement) license within the Territory, under the Licensed Marks, to distribute the Packaging Inventory and the Marketing Inventory, solely to sell, offer to sell and otherwise commercialize the Products, until the Packaging Inventory and the Marketing Inventory are depleted or, if earlier, the third anniversary of the Effective Time. Aptevo shall use commercially reasonable efforts to use or destroy the Packaging Inventory and the Marketing Inventory before distributing any other Packaging Materials or Marketing Materials, provided that, on a Product-by-Product basis, Aptevo shall cease to distribute the Marketing Inventory and shall destroy all remaining Marketing Inventory in Aptevo’s possession on the ninetieth (90th) day after the first external use of any other Marketing Materials anywhere in the Territory.

(b) Packaging Materials in Canada and ROW. Subject to the terms and conditions of this Agreement, Emergent hereby grants to Aptevo and the other members of the Aptevo Group a non-exclusive, royalty-free, sublicenseable (on written notice to Emergent, provided that the sublicensee complies with all applicable terms of this Agreement) license in the Territory other than the United States, under the Licensed Marks, to use the Licensed Marks on Packaging Materials, solely to sell, offer to sell and otherwise commercialize the Products, until the earlier of (i) the third anniversary of the termination or expiration of the CDA or (ii) the depletion of all of the applicable Packaging Materials in Aptevo’s inventory bearing the Licensed Marks as of the termination or expiration of the CDA, in each case provided that Aptevo shall cease to distribute all Packaging Materials bearing the Licensed Marks and destroy all remaining such Packaging Materials in Aptevo’s possession on the ninetieth (90th) day after the first external use of any New Packaging Materials.

(c) Over-labeling in ROW. Subject to the terms and conditions of this Agreement, Emergent hereby grants to Aptevo and the other members of the Aptevo Group a non-exclusive, royalty-free, non-sublicenseable, non-transferrable license in each Over-Labeling Country, under the Licensed Marks, to use the Licensed Marks on Packaging Materials in such Over-Labeling Country, solely to sell, offer to sell and otherwise commercialize the Products, until the third anniversary of the termination or expiration of the MSA.

(d) E-mail. Subject to the terms and conditions of this Agreement, Emergent hereby grants to Aptevo and the other members of the Aptevo Group a non-exclusive, royalty-free, non-sublicenseable, non-transferrable license within the Territory under the Licensed Marks to use such Licensed Marks as are necessary effect the forwarding of e-mails from the prior “@ebsi.com” e-mail addresses of Aptevo employees for sixty (60) days after the Effective Time, solely to facilitate the transition of contracts and other business as contemplated under the SDA and the Ancillary Agreements.

2.2 Trade Dress; Copyright.

(a) Emergent shall not, and shall cause all members of the Emergent group not to, commence any action alleging trade dress infringement against Aptevo or any member of the Aptevo Group based on Packaging Materials with substantially similar trade dress to the Packaging Inventory. This covenant not to sue shall terminate on the third anniversary of the termination or expiration of the MSA.

(b) Subject to the terms and conditions of this Agreement, Emergent hereby grants to Aptevo and the other members of the Aptevo Group a non-exclusive, perpetual, royalty-free, transferable, sublicensable license to reproduce the text passages contained in the Packaging Inventory and the Marketing Inventory, provided that such license shall not extend to any Trademarks of Emergent or the Emergent Group contained in such text passages.

2.3 Additional Restrictions on Aptevo. In no event may Aptevo, any member of the Aptevo Group or any sublicensee hereunder copy, use or distribute any product or material containing any Licensed Mark or any other Trademark of Emergent or any member of the Emergent

Group except the distribution of the Packaging Inventory, Packaging Materials or Marketing Inventory in accordance with this Agreement and in accordance with all applicable Law. During the term of the applicable license granted under this Agreement, (a) to the extent that Emergent is not manufacturing the relevant Product as of the relevant time pursuant to the MSA and Aptevo is then permitted to exercise rights under the Manufacturing Technology (as defined in the PLA), Aptevo shall have such Product Manufactured in accordance with the Specifications for such Product, cGMP and as described in the relevant packaging and labeling materials and regulatory approvals; (b) Aptevo shall not sell any such Product that does not meet such specifications, nor shall Aptevo or any sublicensee distribute any such Packaging Materials or Marketing Materials with respect to any such non-conforming Product; and (c) to the extent that Aptevo or its sublicensee produces any Packaging Materials that use the Licensed Marks, Aptevo or such sublicensee, as applicable, shall use such Licensed Marks in accordance with this Agreement and shall use commercially reasonable efforts to comply with Emergent’s applicable trademark guidelines (which guidelines Emergent shall provide to Aptevo, including updates to such guidelines as applicable), and shall, in all cases, provide advance copies of such Packaging Materials to Emergent for approval before use.

2.4 Aptevo License Grant and Restrictions.

(a) For Performing Services. Subject to the terms and conditions of this Agreement, Aptevo, on its own behalf and on behalf of the other members of the Aptevo Group, hereby grants to Emergent and the other members of the Emergent Group a non-exclusive, worldwide, irrevocable, royalty-free license to use, have used, display and have displayed such Trademarks owned by Aptevo or any member of the Aptevo Group as are applicable to Emergent’s obligations under the TSA and the Ancillary Agreements, solely in furtherance of Emergent’s obligations under the TSA and the Ancillary Agreements. Such license shall expire on the expiration date of the last to expire of the MSA, the CDA or any Schedule of the TSA.

(b) Incidental Uses. Subject to the terms, conditions and limitations contained herein, Aptevo, on its own behalf and on behalf of the other members of the Aptevo Group, hereby grants to Emergent and the members of the Emergent Group a non-exclusive, worldwide, irrevocable, royalty-free license to use, have used, display and have displayed the name “Aptevo” in their legal names and for related incidental uses following the Effective Time (e.g., in payroll checks, regulatory filings and bank accounts). Such license may be assigned by the relevant entity only (i) as set forth in Section 11.3 of the SDA, (ii) in connection with a merger of such entity, or (iii) in connection with the sale, transfer or other divestiture of all or substantially all of such entity’s business. In no event shall Emergent or the members of the Emergent Group create, reproduce or arrange for the creation or reproduction of the “Aptevo” name or use the “Aptevo” name in any advertising or marketing materials. Such license shall expire on the two year anniversary of the Effective Time. If Aptevo becomes aware of a use of the name “Aptevo” by Emergent or any member of the Emergent Group in commerce that it reasonably believes could cause confusion as to the source of Aptevo’s products, Aptevo may request that such use be discontinued by written notice to Emergent, in which case Emergent shall make commercially reasonable efforts to discontinue (or cause to be discontinued) such use (which discontinuation shall not be interpreted as an admission of wrongdoing and shall not be used by Aptevo or any other entity as evidence of wrongdoing on the part of Emergent or any member of the Emergent Group in any legal proceeding), or, if Emergent believes in good faith that such use does not harm Aptevo’s rights in the “Aptevo” name, Emergent and Aptevo shall discuss in good faith a resolution to Aptevo’s request.

ARTICLE III

OWNERSHIP OF LICENSED MARKS

3.1 Ownership and Retention of Good Will. As between the Parties, Emergent shall own all right, title and interest in the Licensed Marks and, notwithstanding anything to the contrary in the definition of “Trademarks”, all goodwill therein. Aptevo shall not, and shall ensure that its Affiliates do not, challenge the ownership or validity of any of the Licensed Marks. The use of the Licensed Marks by or on behalf of Aptevo or any of its Affiliates hereunder shall inure exclusively to the benefit of Emergent and none of Aptevo or any of its Affiliates shall acquire or assert any rights therein. Emergent grants no other rights (a) with respect to the Licensed Marks than expressly granted in this Agreement or (b) with respect to any Trademarks than expressly granted in this Agreement or the SDA. Aptevo acknowledges Emergent’s exclusive ownership of the Licensed Marks and the renown of the Licensed Marks worldwide.

3.2 No Obligation to Obtain or Maintain Marks. Neither Emergent, nor any member of the Emergent Group, is obligated to: (a) file any application for registration of any Licensed Mark, or to secure any rights in any Licensed Mark, or (b) maintain any registration for any Licensed Mark. Neither Aptevo, nor any member of the Aptevo Group, is obligated to: (a) file any application for registration of any Trademark owned by Aptevo or any member of the Aptevo Group, or to secure any rights in any such Trademark, or (b) maintain any registration for any Trademark owned by Aptevo or any member of the Aptevo Group.

3.3 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THE SDA AND THE TSA, (a) EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL LICENSED MARKS AND OTHER TRADEMARKS ARE PROVIDED “AS IS,” WITHOUT ANY WARRANTY OF ANY KIND; AND (b) WITHOUT LIMITING THE FOREGOING, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY REGARDING THE LICENSED MARKS, AND EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED OR STATUTORY, REGARDING THE INTELLECTUAL PROPERTY LICENSED HEREUNDER, INCLUDING ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.

ARTICLE IV

TERM AND TERMINATION

4.1 Term. The term of this Agreement shall begin on the Effective Date and continue in each portion of the Territory until the license to the Licensed Marks or the Aptevo Trademarks is terminated pursuant to Sections 2.1 or 2.4, as applicable. Upon the expiration of the last to expire license to (i) the Licensed Marks under Section 2.1 or (ii) the Aptevo Trademarks under Section 2.4, this Agreement shall terminate in its entirety.

4.2 Termination.

(a) Voluntary Termination by Aptevo. By written notice to Emergent, Aptevo may voluntarily terminate this Agreement in its entirety or with respect to any Licensed Mark or Product.

(b) Termination by Emergent. Emergent may terminate this Agreement if Aptevo breaches this Agreement and (i) does not cure such breach within sixty (60) days after receipt of written notice of such breach from Emergent or (ii) such breach is incapable of cure, as determined in Emergent’s reasonable discretion.

4.3 Effects of Expiration or Termination.

(a) Destruction. Upon any expiration of this Agreement, termination of this Agreement in its entirety, or termination of this Agreement with respect to any Licensed Mark or Product, Aptevo shall destroy all remaining Packaging Inventory and Marketing Inventory as applicable to the terminated Licensed Mark or Product.

(b) Survival. Any voluntary termination of this Agreement by Aptevo under Section 4.2(a) hereof shall not affect Aptevo’s licenses and rights with respect to any Licensed Marks or Products for which the license has not been terminated hereunder. In addition, Article I (to the extent necessary to interpret the surviving provisions of this Agreement), Section 2.2(b), Section 2.4 (to the extent set forth therein), Article III, Section 4.3, Article V and Article VI shall survive any termination or expiration of this Agreement or the licenses hereunder.

ARTICLE V

LIMITATION OF LIABILITY

5.1 TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW IN NO EVENT SHALL EMERGENT BE LIABLE UNDER THIS AGREEMENT TO APTEVO OR TO ANY PARTY CLAIMING THROUGH OR UNDER APTEVO, FOR ANY LOST PROFITS, OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, WHETHER IN AN ACTION IN CONTRACT, TORT (INCLUDING STRICT LIABILITY), BASED ON A WARRANTY, OR OTHERWISE, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, EVEN IF EMERGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

5.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THE SDA OR ANY OTHER ANCILLARY AGREEMENT, EMERGENT SHALL BE ENTITLED TO SEEK LOST PROFITS, OR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, AGAINST APTEVO, ANY MEMBER OF THE APTEVO GROUP, ANY ACQUIRING PARTY OR ANY AFFILIATE OF THE FOREGOING ARISING OUT OF OR IN CONNECTION WITH ANY BREACH OF THIS AGREEMENT, DIRECTLY OR INDIRECTLY, BY APTEVO OR ANY OF THE FOREGOING.

ARTICLE VI

MISCELLANEOUS

6.1 Provisions from the SDA. The Parties agree and acknowledge that this Agreement is an Ancillary Agreement and, therefore, that certain provisions of the SDA apply hereto.

6.2 Notices. All notices, requests, claims, demands or other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile or electronic transmission with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 6.2):

If to Emergent, to:

[•]

with a copy to:

[•]

If to Aptevo to:

[•]

with a copy to:

[•]

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are to be given.

6.3 Assignability.

(a) This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as otherwise provided for in this Agreement, this Agreement shall not be assignable, in whole or in part, directly or indirectly, by Aptevo without the express written consent of Emergent, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void. Notwithstanding the foregoing, no such consent shall be required for the assignment of all of Aptevo’s rights and obligations under this Agreement to an acquirer of all or substantially all of the assets of the Aptevo Group relating to the Products.

(b) Nothing herein shall prevent Emergent or any member of the Emergent Group from (i) assigning any of its rights or obligations under this Agreement or (ii) subject to the non-exclusive license granted to Aptevo herein, licensing, assigning or otherwise transferring any right, title or interest in or to any Licensed Marks.

(c) To the extent either Party assigns the Intellectual Property underlying any license granted under this Agreement, such Party shall assign the applicable portions of this Agreement to such assignee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their duly authorized representatives.

EMERGENT BIOSOLUTIONS INC.

By:
Name:
Title:

APTEVO THERAPEUTICS INC.

By:
Name:
Title:

[Signature Page to Trademark License Agreement]